Exhibit 99.1

Exicure Granted Orphan Drug Designation by the U.S. Food and Drug Administration for Cavrotolimod

CHICAGO and Cambridge, Mass.—March 3, 2021—Exicure, Inc. (NASDAQ: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, today announced that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation for its clinical product candidate, cavrotolimod (AST-008), for the treatment of patients with Merkel cell carcinoma (MCC).

“We are excited to have been granted Orphan Drug Designation by the FDA for cavrotolimod for MCC,” said Dr. Douglas Feltner, Chief Medical Officer of Exicure. “This designation marks significant progress toward our goal of fulfilling the unmet medical need and finding a treatment for Merkel cell carcinoma patients.”

Exicure previously announced that the FDA granted two Fast Track designations for cavrotolimod (AST-008) for MCC and cutaneous squamous cell carcinoma (CSCC), both in the advanced/metastatic setting after progression on anti-PD-1/PD-L1 antibodies.

About Orphan Drug Designation

Orphan Drug Designation is a designation granted by the FDA which provides orphan status to drugs or biologics which are intended to treat rare diseases or disorders that affect fewer than 200,000 people in the United States. This designation provides the sponsor of the drug certain incentives, including tax credits for qualified clinical trials and fee waivers. Orphan Drug Designation confers eligibility for seven years of market exclusivity to an orphan drug post-approval, subject to a receipt by the FDA of marketing approval.

About Cavrotolimod (AST-008)

Cavrotolimod (AST-008) is an SNA consisting of toll-like receptor 9 agonists designed for immuno-oncology applications. In December 2019, Exicure announced preliminary results from the Phase 1b stage of the clinical trial including potential signs of anti-tumor activity with cavrotolimod in combination with pembrolizumab in cancer patients, including those with MCC. To date, 20 patients in the Phase 1b stage of the clinical trial have been dosed, and no cavrotolimod-related serious adverse event or dose-limiting toxicity has been reported. The most commonly reported adverse events were injection site reactions and flu-like symptoms. In the second quarter of 2020, Exicure initiated Phase 2 dose expansion cohorts of intratumoral cavrotolimod in combination with approved checkpoint inhibitors to treat two cohorts of patients with advanced or metastatic MCC or CSCC. Each cohort is expected to enroll up to 29 patients whose tumors have progressed on anti-PD-1/PD-L1, or programmed cell death protein 1/programmed death-ligand 1, antibody monotherapy.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN an SNA–based therapeutic candidate, for the treatment of Friedreich’s ataxia (FA). Exicure's therapeutic candidate cavrotolimod is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and in Cambridge, MA.

For more information, visit Exicure’s website at www.exicuretx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the company’s business strategy regarding cavrotolimod (AST-008) including its potential therapeutic benefits as a treatment for Merkel cell carcinoma (MCC) and cutaneous squamous cell carcinoma. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than it has to date or more severely than anticipated, which may have the effect of impacting or delaying the company’s ongoing Phase 1b/2 clinical trial of cavrotolimod; unexpected costs, charges or expenses that reduce the company’s capital resources; the company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of the company to protect its intellectual property rights. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as updated by the company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the company undertakes no duty to update this information, except as required by law.

Media Contact:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

###

3